EXHIBIT 23




                 Consent of Independent Public Accountants


       As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated July 23, 1998 on the financial statements of Plastics, Inc. It should be noted that we have not audited any financial statements of Plastics, Inc. subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                     ARTHUR ANDERSEN LLP



       Milwaukee, Wisconsin
       November 6, 1998